                                                                    Exhibit 23.1

Independent Auditors' Consent

We consent to incorporation by reference in Registration Statement No. 33-93850 of Washington Mutual, Inc. on Form S-3, Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (No. 333-23221) of Washington Mutual, Inc., Registration Statement Nos. 33-86840 and 333-69503 of Washington Mutual, Inc. on Form S-8, and Registration Statement No. 333-37685 of Washington Mutual, Inc. on Form S-3 of our report dated January 15, 1998, except as to Note 2 of Notes to Consolidated Financial Statements, which is as of February 13, 1998, and Note 19 of Notes to Consolidated Financial Statements, which is as of March 16, 1998, relating to the consolidated statement of financial condition as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997, which report appears in the December 31, 1998, annual report on Form 10-K of Washington Mutual, Inc.


                                      /s/ KPMG LLP

Los Angeles, California
March 17, 1999